Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)
Curis, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	Other	1,255,000 shares (2)	$1.525 (3)	$1,913,875 (3)	0.0001381	$264.31
Equity	Common Stock, $0.01 par value per share	Other	200,000 shares (4)	$2.48 (5)	$496,000 (5)	0.0001381	$68.50
Equity	Common Stock, $0.01 par value per share	Other	84,750 shares (6)	$1.67 (5)	$141,533 (5)	0.0001381	$19.55
Total Offering Amounts					$2,551,408		$352.36
Total Fee Offsets							—
Net Fee Due							$352.36

(1)In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)Consists of 1,255,000 shares issuable under the Fifth Amended and Restated 2010 Stock Incentive Plan, as amended.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on November 3, 2025.
(4)Consists of 200,000 shares issuable under a new hire inducement stock option award granted on May 1, 2025, in accordance with Nasdaq Listing Rule 5635(c)(4).
(5)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based upon the exercise price of the options outstanding under the applicable inducement stock option award.
(6)Consists of 84,750 shares issuable under new hire inducement stock option awards granted on October 1, 2025, in accordance with Nasdaq Listing Rule 5635(c)(4).